UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2013

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 30, 2013, the Registrant terminated an agreement between the Registrant’s wholly owned subsidiary, World Adventures Unlimited, Inc. (“WAU”), and Discovery Education, Inc., pursuant to which WAU had licensed certain intellectual property used in connection with the Registrant’s student adventure travel business. The license was terminated because the parties to the agreement had failed to achieve the benefits they expected from the arrangement, and the parties are continuing to discuss a modification of this relationship in a manner that might yield more attractive results for both companies. Upon termination of the license agreement, the Registrant recognized a restructuring charge of $1.55 million, which represents a cash termination fee paid to Discovery Education. Financial results reported under Item 2.02, below, include this restructuring charge as a third-quarter event, because the Registrant’s decision to incur the termination fee occurred during the end of that reporting period.

Item 2.02 Results of Operations and Financial Condition.

On October 30, 2013, Ambassadors Group, Inc. the “Registrant” issued a press release announcing the Registrant’s earnings for the quarter ended September 30, 2013. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein in its entirety.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press Release, dated October 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM AMBASSADORS GROUP, INC.

Date October 30, 2013	By: By:	/s/	Anthony F. Dombrowik
ChJ.Anthony F. Dombrowik Interim Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated October 30, 2013